                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

        [   ]   Preliminary Proxy Statement

        [   ]   Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2)).

        [ X ]   Definitive Proxy Statement

        [   ]   Definitive Additional Materials

        [   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12.

                             SKYLINE CHILI, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement if other than
                                the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

        [   ]   $500 per each party to the controversy pursuant to Exchange
                Act Rule 14a-6(i)(3).

        [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                and 0-11.

                1)      Title of each class of securities to which transaction
                        applies:
                        ______________________________________________


                2)      Aggregate number of securities to which transaction
                        applies:
                        ______________________________________________

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        ______________________________________________

                4)      Proposed maximum aggregate value of transaction:

                        ______________________________________________

                5)      Total fee paid:

                        _____________________________________________

        [   ]   Fee paid previously with preliminary materials.

        [   ]   Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                        ______________________________________________

                2)      Form, Schedule or Registration Statement No.:

                        ______________________________________________

                3)      Filing Party:

                        ______________________________________________

                4)      Date Filed:

                         ______________________________________________

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             OF SKYLINE CHILI, INC.
                          TO BE HELD ON MARCH 13, 1996


TO:  THE SHAREHOLDERS OF SKYLINE CHILI, INC.


  Notice is hereby given that the 1996 Annual Meeting of the Shareholders (the "Meeting") of Skyline Chili, Inc. (the "Company"), an Ohio corporation, will be held on Wednesday, March 13, 1996 at 2:30 p.m., E.S.T., at the Cincinnati Marriott, 11320 Chester Road, Sharonville, Ohio 45246, for the following purposes:

  (1) To elect seven directors to hold office until the next Annual Meeting of the Shareholders and until their successors shall have been duly elected and qualified;

  (2) To ratify the Board of Directors' selection of Ernst & Young LLP as the Company's Independent Auditors for its fiscal year ending October 27, 1996; and

  (3) To transact such other business as may properly be brought before the Meeting, or any adjournment thereof.

  The Company's Board of Directors has designated February 5, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on February 5, 1996 will be entitled to vote at the Meeting. The Company's shareholders are invited to attend the Meeting. Whether or not you expect to attend, we urge you to sign, date and return the enclosed proxy card in the enclosed, postage pre-paid envelope. If you attend the Meeting, you may vote your shares in person, after revoking your proxy.

  REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

CINCINNATI, OHIO                BY ORDER OF THE BOARD
FEBRUARY 13, 1996                OF DIRECTORS,



                                MARK J. ZUMMO
                                 SECRETARY

                              SKYLINE CHILI, INC.

                       1996 ANNUAL SHAREHOLDERS' MEETING

                       MARCH 13, 1996 - 2:30 P.M., E.S.T.

                     DIRECTIONS TO THE CINCINNATI MARRIOTT


  To reach the Cincinnati Marriott from downtown Cincinnati:

        Take I-75 North.

        Exit off of I-75 at Exit 15, Sharon Road.

        Turn left at the end of the exit ramp.

        Travel west on Sharon Road until you reach the second traffic light.

        Turn right at that traffic light onto Chester Road.

        Travel north on Chester Road approximately 0.6 miles. The Cincinnati Marriott will be on your right at 11320 Chester Road.

                                PROXY STATEMENT
                                      FOR
                      1996 ANNUAL MEETING OF SHAREHOLDERS

                              SKYLINE CHILI, INC.

Cincinnati, Ohio                                              February 13, 1996

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Skyline Chili, Inc. (the "Company") of proxies to be voted at the Company's 1996 Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held on Wednesday, March 13, 1996 at 2:30 p.m. E.S.T., at the Cincinnati Marriott, 11320 Chester Road, Sharonville, Ohio 45246, to act upon the following:

  (1) The election of seven directors to serve until the 1997 Annual Meeting of Shareholders;

  (2) The proposal to ratify the selection of Ernst & Young LLP as the Company's Independent Auditors for its 1996 fiscal year; and

  (3) Such other business as may properly come before the Meeting or any adjournment thereof.

  All shares of the Company's common stock represented by duly executed proxies, in the form accompanying this Proxy Statement, received by the Board of Directors prior to the Meeting will be voted at the Meeting. Where shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted "FOR" the Board's nominees for director and "FOR" the proposal described in Part II of this Proxy Statement. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving notice of such revocation to the Company in writing or at the Meeting, or by filing with the Company a duly executed proxy bearing a later date. The mere presence at the Meeting of the person appointing a proxy does not revoke the proxy.

  The Company's Board of Directors has fixed the close of business on February 5, 1996, as the record date for determining the shareholders who are entitled to notice of, and who may vote at, the Meeting. As of the record date, the Company had 3,386,023 shares of no par value common stock outstanding. Each share of common stock is entitled to one vote.

  The mailing address of the principal executive offices of the Company is 4180 Thunderbird Lane, Fairfield, Ohio 45014. The Company's telephone number at that address is (513) 874-1188. This Proxy Statement and the accompanying form of proxy will be mailed to the Company's shareholders on or about February 13, 1996. The Company's Annual Report to Shareholders for its fiscal year ended October 29, 1995, including consolidated financial statements, is also enclosed with this Proxy Statement.

                           I.  ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------

  Seven directors will be elected at the 1996 Annual Meeting of Shareholders to hold office until the 1997 Annual Meeting, and until their successors are duly elected and qualified. The Board of Directors has designated the seven nominees described below as candidates for election as directors at the 1996 Annual Meeting. Each of the seven nominees is currently a director of the Company and all were previously elected by the shareholders.

  The shares represented by the accompanying form of proxy will be voted as specified thereon, or if no instructions are given, "FOR" the Board's nominees. If any nominee should become unavailable for any reason, it is intended that the persons named as proxies in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors is not aware of any circumstances under which any of the nominees described below would decline or become unavailable to serve. The candidates receiving the greatest number of votes cast by shareholders present in person or by proxy at the Meeting, a quorum being present, will be elected as directors. The Company's Amended Articles of Incorporation do not permit cumulative voting in the election of directors.

  The name, age, principal occupation, business experience and period of previous service as a director of the Company, of each of the nominees for election to the Company's Board of Directors are set forth below. No individual was selected as a director or nominee pursuant to any arrangement or understanding with any other person, except that pursuant to the provisions of certain consulting agreements entered into between the Company and Lambert, Christie and William N. Lambrinides, the Company has agreed to nominate them for election as directors at each Annual Meeting of Shareholders during the consulting term. For a description of the consulting agreements, see, "Executive Compensation - Employment Contracts and Termination of Employment and Change-In-Control Arrangements."


                                                                                                                     YEAR FIRST
                                                            PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS AND           ELECTED AS A
          NAME OF NOMINEE                           AGE     POSITIONS WITH THE COMPANY                               DIRECTOR
          -----------------------                   ---     ----------------------------                             --------
          Lambert N. Lambrinides                    72      Mr. Lambrinides has served as the Company's Chairman     1965
                                                            of the Board since October 1994 and is currently a
                                                            consultant to the Company. Mr. Lambrinides served as
                                                            the Company's Senior Chairman of the Board from
                                                            November 1992 to October 1994 and as its Chairman of
                                                            the Board from 1984 to November 1992.  Prior to that
                                                            time, Mr. Lambrinides served as the Company's
                                                            President.

          Kevin R. McDonnell                        43      Mr. McDonnell has served as the Company's President      1992
                                                            and Chief Executive Officer since October 1994.  Mr.
                                                            McDonnell served as the Company's President, Chief
                                                            Operating Officer and Chief Financial Officer from
                                                            November 1992 to October 1994 and served as its
                                                            Executive Vice President and Chief Financial Officer
                                                            from December 1991 to November 1992.  Mr. McDonnell
                                                            joined the Company in January 1991 as its Director of
                                                            Finance and Chief Financial Officer.  Prior to his
                                                            employment by the Company, Mr. McDonnell was the Vice
                                                            President - Finance and Chief Financial Officer of
                                                            Vortec Corporation and beginning in May 1989, the
                                                            Vice President - Treasurer of Chicago West Pullman
                                                            Corporation, Vortec's parent company.  Vortec
                                                            Corporation manufactured and marketed specialized
                                                            cooling devices used in industrial applications.
                                                            Chicago West Pullman Corporation was a holding
                                                            company with investments in railroads, steel
                                                            processing, barge building and general manufacturing.


                                                                                                                     YEAR FIRST
                                                            PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS AND           ELECTED AS A
          NAME OF NOMINEE                           AGE     POSITIONS WITH THE COMPANY                               DIRECTOR
          -----------------------                   ---     ----------------------------                             --------

          Christie N. Lambrinides                   68      Mr. Lambrinides is currently a consultant to the         1965
                                                            Company. Mr. Lambrinides served as a Vice President
                                                            of the Company from 1965 to October 1994 and also
                                                            served as the Company's Secretary (1981 to October
                                                            1994).

          William N. Lambrinides                    68      Mr. Lambrinides is currently a consultant to the         1965
                                                            Company. Mr. Lambrinides served as a Vice President
                                                            of the Company from 1965 to October 1994 and also
                                                            served as the Company's Treasurer (1980 to October
                                                            1994) and Assistant Secretary (1985 to October 1994).

          Lawrence R. Burtschy                      59      Mr. Burtschy is currently the Chairman of L.R.           1985
                                                            Burtschy & Company, an investment management firm,
                                                            and has been so engaged since 1969.  Mr. Burtschy is
                                                            also a director of Hillenbrand Industries, a
                                                            diversified manufacturing corporation in the health
                                                            care, casket and funeral services, and consumer
                                                            durables industries.

          David A. Kohnen                           58      Mr. Kohnen is currently a financial and business         1990
                                                            consultant and has been so engaged since September
                                                            1994. Prior to that time, Mr. Kohnen was a member of
                                                            the law firm of Kohnen & Patton, Cincinnati, Ohio.


                                                                                                                     YEAR FIRST
                                                            PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS AND           ELECTED AS A
          NAME OF NOMINEE                           AGE     POSITIONS WITH THE COMPANY                               DIRECTOR
          -----------------------                   ---     ----------------------------                             --------

          Joseph E. Madigan                         63      Mr. Madigan is currently the Chairman of the Board of    1990
                                                            Directors, the Executive Committee and the Audit
                                                            Committee of Cardinal Realty Services, Inc. Mr.
                                                            Madigan is also a corporate financial consultant and
                                                            has been so engaged since 1988.  Prior to that time,
                                                            Mr. Madigan served as the Executive Vice President
                                                            and Chief Financial Officer of Wendy's International,
                                                            Inc. from 1980 to 1987, and as a director of Wendy's
                                                            International, Inc. from 1981 to 1987.  Wendy's
                                                            International, Inc. is primarily engaged in the
                                                            business of operating, developing, and franchising a
                                                            system of distinctive quick-service restaurants.  Mr.
                                                            Madigan is also a director of the Cooker Restaurant
                                                            Corp.

OTHER INFORMATION CONCERNING BOARD AND BOARD COMMITTEES
-------------------------------------------------------

  During fiscal 1995, the Company's Board of Directors met five times. Each incumbent director attended 75% or more of all of the meetings of the Board and the Board Committees of which he was a member during fiscal 1995.

  The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee, and the Committees administering the Company's 1986 Stock Option Plan and 1990 Stock Option and Stock Incentive Plan.

  The Executive Committee currently consists of Joseph E. Madigan, Chairman, Kevin R. McDonnell, Lambert N. Lambrinides and David A. Kohnen. The Executive Committee may exercise any of the powers and authority of the Board in the interval between meetings of the full Board, except the authority to fill vacancies on the Board or any Committees. The Executive Committee did not meet during fiscal 1995.

  The Audit Committee is currently comprised of Mr. Madigan, Chairman, Mr. Burtschy, Mr. Kohnen, Mr. Christie N. Lambrinides and Mr. William N. Lambrinides. The Audit Committee met twice during fiscal 1995. The Audit Committee reviews and approves the Company's annual financial statements, and reviews external and internal auditing matters. The Audit Committee is also responsible for the selection of the Company's independent auditors, subject to the approval of the Board, and reviews with representatives of the independent auditors the scope of their examination, their fees, the results of their examination, and any conditions requiring attention identified by them regarding internal controls.

  The Compensation Committee is currently comprised of Mr. Burtschy, Chairman, Mr. Madigan, Mr. Kohnen and Mr. Lambert N. Lambrinides. The Compensation Committee met twice during fiscal 1995. The Compensation Committee determines the compensation of the Company's executive officers, reviews the officers' and key employees' compensation programs, and monitors the Company's stock option, stock incentive, profit sharing, bonus, and other compensation plans.

  The Nominating Committee is currently comprised of Mr. Burtschy, Mr. William
N. Lambrinides and Mr. Christie N. Lambrinides. The Nominating Committee did not meet during fiscal 1995. The Nominating Committee develops criteria for selecting and retaining Board members. The Nominating Committee will consider shareholder recommendations for nominees for membership on the Board, provided such recommendations, together with a description of the proposed nominee's qualifications and other relevant biographical information and the written consent of the proposed nominee to act as a director if nominated and elected, are submitted to the Company's Secretary.

  During fiscal 1995, the committees administering the Company's 1986 Stock Option Plan and 1990 Stock Option and Stock Incentive Plan consisted of Mr. Lambert N. Lambrinides, Mr. William N. Lambrinides and Mr. Christie N. Lambrinides. These Committees determine those employees and officers who will be granted options under the plans, the number of shares for which options will be granted, the exercise price, the time of exercise, and the other material terms of the options. The members of these Committees are not eligible to receive options under the Company's two stock option plans.

  Lambert N. Lambrinides, William N. Lambrinides and Christie N. Lambrinides are brothers.

  In April 1995, in connection with a dispute over certain legal billing practices, Mr. Kohnen plead guilty to one count of mail fraud involving a total of $3,600. Mr. Kohnen offered to resign from the Board. The directors requested Mr. Kohnen to remain on the Board in recognition of the value of his current and prior services as a director.

EXECUTIVE OFFICERS OF THE COMPANY
---------------------------------

    The following table lists the names and ages of all of the executive officers of the Company, and indicates all positions and offices with the Company held by such persons. No person other than those listed below has been chosen to become an executive officer of the Company:

                  NAME                                     AGE               POSITION WITH THE COMPANY
                  ----                                     ---               -------------------------
                  Lambert N. Lambrinides                   72                Chairman of the Board and Director

                  Kevin R. McDonnell                       43                President, Chief Executive Officer and Director

                  Jeffry W. Shelton                        32                Vice President, Chief Financial
                                                                             Officer and Treasurer

                  Thomas L. Allen                          33                Corporate Vice President - Marketing

                  Victor L. Peeples                        43                Corporate Vice President -
                                                                             Restaurant Operations

    The Company's executive officers serve at the discretion of the Board of Directors and are elected on an annual basis. Each of the Company's current executive officers will serve until the first meeting of the Board of Directors following the Meeting, and until his successor has been duly elected and qualified. There is no understanding between any executive officer and the Company or any other person pursuant to which any executive officer was or is to be elected or appointed to such position.

    The following is a brief summary of the business experience of Messrs. Shelton, Allen and Peeples. For a description of the business experience of Messrs. Lambert N. Lambrinides and McDonnell, see "Nominees for Election as Directors" above.

    Jeffry W. Shelton was elected the Company's Vice President, Chief Financial Officer and Treasurer in December 1994. He served as the Company's Vice President/Controller from December 1992 to December 1994. He joined the Company in April 1989 and has served as its Controller since November 1990. Prior to that time, Mr. Shelton was employed as an accountant with the Cincinnati public accounting firm of Barnes, Dennig & Co. from January 1988 to April 1989, where he worked both in the audit and tax areas. Mr. Shelton is a certified public accountant.

    Thomas L. Allen was elected the Company's Corporate Vice President - Marketing in December 1991. Mr. Allen joined the Company as Director of Marketing in January 1991. Prior to joining the Company, he was employed as an account supervisor with Ads & Associates in Cincinnati, Ohio from May 1989 to January 1991, and prior to that in various capacities in the areas of advertising, sales and marketing for Sive/Young and Rubicam and the Procter & Gamble Distributing Co.

    Victor L. Peeples was elected the Company's Corporate Vice President - Restaurant Operations in December 1991. Mr. Peeples joined the Company as Director - Restaurant Operations in August 1991. Prior to joining the Company, Mr. Peeples was employed as Director of Restaurant Operations by Wharfside Restaurants in Jasper, Indiana from November 1987 to August 1991. Wharfside Restaurants was a franchisee of Long John Silvers, Wendy's, Grandy's, Jerry's and Day's Inn. Mr. Peeples has also served as Franchise Area Director for Wendy's International and held positions of Manager Trainee, Restaurant Manager, Area Training Supervisor, District Manager and Regional Projects Manager for Taco Bell.

BENEFICIAL OWNERSHIP OF COMMON STOCK
------------------------------------

    The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of February 5, 1996, by:
(i) each person or entity known to the Company to be a beneficial owner of more than 5% of the Company's common stock, (ii) each director, nominee for director, and executive officer named in the Summary Compensation Table, and
(iii) all directors and officers of the Company as a group. Except as otherwise indicated in the footnotes, the individual named has sole voting and dispositive power over the shares, and the individual's business address is 4180 Thunderbird Lane, Fairfield, Ohio 45014.

                                                                                SHARES
                                                                             BENEFICIALLY                PERCENTAGE OF
             NAME OF BENEFICIAL OWNER                                           OWNED                    OWNERSHIP(1)
------------------------------------------------------------------------------------------------------------------------------------
             Lambert N. Lambrinides(2)(3)                                     601,333                     17.8%

             Christie N. Lambrinides(2)(4)                                    628,033                     18.6%

             William N. Lambrinides(2)(5)                                     658,233                     19.4%

             Lawrence R. Burtschy(6)
             14 Fulton Street
             P.O. Box 933
             Charleston, South Carolina 29402                                 261,311                      7.7%

             William G. Kagler(7)
             18 Hampton Court
             Cincinnati, Ohio 45208                                           413,055                     11.7%

             Kevin R. McDonnell(7)                                             72,500                      2.1%

             Thomas L. Allen (7)                                               22,500                        **

             Victor L. Peeples (7)                                             22,500                        **

             David A. Kohnen (8)
             1818 Carew Tower
             Cincinnati, Ohio 45202                                                      53,455                         1.6%

             Joseph E. Madigan (9)
             9457 Avemore Court
             Dublin, Ohio 43017                                                           2,000                           **

             All Directors and Officers as a Group (11 Persons)                       2,744,670                        74.9%
             (7)(10)

NOTES:

             **Less than One Percent (1)%

(1) Assumes 3,386,023 shares of common stock outstanding as of February 5, 1996, plus, with respect to each individual or group named, the number of shares of common stock subject to options held by them which are or will become exercisable on or before April 5, 1996.

(2) The Lambrinides brothers disclaim any beneficial ownership in each other's shares.

(3) Includes 460,333 shares owned by Mr. L. Lambrinides in his name alone and 141,000 shares owned by his spouse in her name alone. Nothing in this Proxy Statement should be construed as an admission by Mr. L. Lambrinides that he beneficially owns the shares owned by his spouse.

(4) Includes 502,333 shares owned by Mr. C. Lambrinides in his name alone, 120,000 shares owned by his spouse in her name alone, and 5,700 shares owned by his spouse's Individual Retirement Account. Nothing in this Proxy Statement should be construed as an admission by Mr. C. Lambrinides that he beneficially owns the shares owned, directly or indirectly, by his spouse.

(5) Includes 507,333 shares owned by Mr. W. Lambrinides in his name alone, and 150,900 shares owned by his spouse in her name alone. Nothing in this Proxy Statement should be construed as an admission by Mr. W. Lambrinides that he beneficially owns the shares owned by his spouse.

(6) Includes: (a) 51,434 shares owned by Mr. Burtschy in his name alone and 30,000 shares held in joint tenancy with his spouse, with whom he shares voting and dispositive powers; (b) 59,550 shares owned by Mr. Burtschy's spouse in her name alone; (c) 43,027 shares held by L.R. Burtschy & Company, an Ohio corporation, of which Mr. Burtschy is the Chairman; and (d) 77,300 shares owned by the George C. Hillenbrand September 11, 1985 Trust, of which Mr. Burtschy is one of three co-trustees, with shared voting and dispositive powers. Mr. Burtschy disclaims any beneficial ownership in the Trust's shares, other than the shared voting and dispositive powers. Nothing in this Proxy Statement should be construed as an admission by Mr. Burtschy that he beneficially owns the shares owned by his spouse.

(7) Includes shares subject to options which are or will become exercisable on or before April 5, 1996 in the following amounts: Mr. Kagler, 161,017; Mr. McDonnell, 65,000; Mr. Allen, 22,500; Mr.
         Peeples, 22,500; and all directors and officers as a group, 280,767.

(8) Includes 45,455 shares owned by Mr. Kohnen in his name alone, 2,000 shares owned by his spouse in her name alone, and 6,000 shares owned by his three children. Nothing in this Proxy Statement should be construed as an admission by Mr. Kohnen that he beneficially owns the shares owned by his spouse or children.

(9) Consists of 2,000 shares owned indirectly by Mr. Madigan's Keogh Retirement Plan Trust.

(10) Includes Mr. Kagler since he is listed in the Summary Compensation Table for fiscal 1995. Mr. Kagler resigned as a director and officer of the Company at the end of fiscal 1995.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
-------------------------------------------------

         Based solely upon: (i) a review of Forms 3 and 4 and amendments thereto furnished to the Company during its 1995 fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its 1995 fiscal year, and (ii) certain written representations received by the Company, to the best of the Company's knowledge, there were no directors, officers or beneficial owners of more than 10% of the Company's Common Stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1995 fiscal year, except for three late filings by Lawrence R. Burtschy (reporting three transactions).

EXECUTIVE COMPENSATION
----------------------

         Summary Compensation Table
         --------------------------

        The following Table summarizes all compensation earned by or granted to the Company's Chief Executive Officer and certain other most highly compensated executive officers for all services performed by them for the Company during its last three completed fiscal years:

                                   ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                                   -------------------                            ----------------------
                                                                                          AWARDS            PAYOUTS
                                                                                  ----------------------    -------
                                                                   OTHER          REST-                                    ALL
 NAME AND PRINCIPAL                                                ANNUAL         RICTED                                   OTHER
 POSITION DURING FISCAL      FISCAL                                COMPEN-        STOCK                     LTIP           COMPEN-
 1995                        YEAR       SALARY(1)    BONUS         SATION         AWARDS      OPTIONS       PAYOUTS(2)     SATION(3)
 Kevin R. McDonnell,         1995       $130,000      $48,750       ----           ----        20,000        ----           $ 5,796
 President and Chief         1994        108,654       46,500       ----           ----        ----          $60,000          4,198
 Executive Officer           1993        107,019       37,938       ----           ----        22,000        ----             4,105

 Thomas L. Allen,            1995         73,846       27,500       ----           ----        10,000        ----             4,111
 Corporate Vice              1994         70,000       34,664       ----           ----        ----           60,000          2,610
 President-Marketing         1993         57,473       20,925       ----           ----        10,000        ----             2,285

 Victor L. Peeples,          1995         85,865       28,500       ----           ----        10,000        ----             4,472
 Corporate Vice President    1994         80,961       34,840       ----           ----        ----           60,000          3,101
 -Restaurant Operations      1993         73,510       22,073       ----           ----        10,000        ----             2,606

 William G. Kagler,          1995        125,000       37,700       $39,074(5)                 ----          ----             9,499
 Chairman of the             1994        155,000      150,000        21,041                    ----          ----            16,140
 Executive Committee(4)      1993        157,981       98,905        45,294         (6)        ----          ----            12,778

(1) Includes amounts deferred at the election of the named executive officer pursuant to (i) the Skyline Chili, Inc. Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") during fiscal 1995 and 1994, and (ii) the Internal Revenue Code Section 401(k) feature of the Skyline Chili, Inc. Profit Sharing Plan (the "401(k) Plan") during fiscal 1993.

(2) For fiscal 1994, consists of the total cash payout to the named executive officer under the Company's long-term incentive compensation plan covering fiscal years 1992, 1993 and 1994. For a description of the Company's current long-term incentive compensation plan, see the discussion under the "Long Term Incentive Plan ("LTIP") Awards Table."

(3) Consists of: (i) the amount of the discretionary and matching contributions made by the Company to the 401(k) Plan and Non-Qualified Plan and allocated to the account of the named executive officer; and
         (ii) the amount of premiums paid on certain life insurance policies maintained by the Company for the benefit of certain of the named executive officers. The following table identifies and quantifies the payments made during the last three fiscal years:




           NAMED EXECUTIVE                  FISCAL 1995                       FISCAL 1994                     FISCAL 1993
           OFFICER                          -----------                       -----------                     -----------

                                      INSURANCE           PLAN         INSURANCE          PLAN          INSURANCE           PLAN
                                       PREMIUMS      CONTRIBUTIONS      PREMIUMS      CONTRIBUTIONS      PREMIUMS      CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
           Kevin R. McDonnell                          $5,796                           $4,198                           $4,105

           Thomas L. Allen                              4,111                            2,610                            2,285

           Victor L. Peeples                            4,472                            3,101                            2,606

           William G. Kagler          $3,853            5,646           $9,955           6,185           $7,475           5,303

(4) Mr. Kagler resigned as a director, officer and employee of the Company at the end of its 1995 fiscal year.

(5) For fiscal 1995, consists of: (i) tax reimbursement payments in the amount of $20,351 for certain perquisites and fringe benefits included in income; and (ii) perquisites in the amount of $18,723, including tax preparation fees of $4,962, financial consulting fees of $5,671, and medical reimbursement payments of $5,940. For fiscal 1994, consists of tax reimbursement payments in the amount of $21,041 for certain perquisites and fringe benefits included in income. For fiscal 1993, consists of: (i) tax reimbursement payments in the amount of $19,636 for certain perquisites and fringe benefits included in income; and (ii) perquisites in the amount of $25,658, including tax preparation fees of $7,735 and club dues of $12,750.

(6) On June 7, 1990, the Company granted a Restricted Stock Award of 100,000 shares of its common stock (the "Restricted Shares") to William G. Kagler. All of the Restricted Shares are now vested and all restrictions on Mr. Kagler's right to sell or otherwise transfer the Restricted Shares have lapsed. The dollar value of the Restricted Shares on October 29, 1995 was $381,300, based on the average of the closing bid and asked prices per share ($3.813) of the Company's common stock on October 27, 1995 as reported on the Nasdaq Stock Market.


         Stock Option Plans
         -----------------

         The Company's 1986 Stock Option Plan (the "1986 Plan") became effective on September 18, 1986 and will terminate on September 18, 1996.
Under the 1986 Plan, the Company may grant non-qualified stock options to purchase shares of its common stock to certain of its key employees and officers. Subject to adjustment in the case of certain changes in the capital structure of the Company, a maximum of 112,000 shares of the Company's common stock are reserved for issuance pursuant to grants under the 1986 Plan. The 1986 Plan is administered by a Committee of the Board of Directors of the Company, consisting of not less than three "disinterested" directors who, during one year before and after the time of exercising discretion in administering the 1986 Plan, have not been eligible for selection as a person to whom equity securities may be allocated or granted pursuant to the 1986 Plan or any other plan maintained by the Company. Subject to the limitations contained in the 1986 Plan, the Committee has complete authority to select participants, to grant options, to determine the terms and conditions of those options, to interpret the 1986 Plan and to take all other actions necessary or advisable for the proper administration of the 1986 Plan. Only persons who are officers or employees of the Company are eligible to participate in and to receive awards under the 1986 Plan. Neither the members of the Committee nor any member of the Company's Board of Directors who is not also an officer or employee of the Company, may participate in the 1986 Plan. The price per share payable by a participant on the exercise of each option granted under the 1986 Plan is determined by the Committee; however, the exercise price of each option cannot be less than 85% of the fair market value of the Company's common stock on the date of the grant. The exercise price of any option granted under the 1986 Plan may be paid in cash, or in the discretion of the Committee in shares of common stock, or in any combination thereof.

         The Company's 1990 Stock Option and Stock Incentive Plan (the "1990 Plan") became effective on March 7, 1990 and will terminate on March 7, 2000. The following kinds or types of awards may be granted under the 1990 Plan: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) performance units, and (vi) other stock unit awards or bonuses. Subject to adjustment in the case of certain changes in the capital structure of the Company, a maximum of 475,000 shares of the Company's common stock are reserved for issuance pursuant to awards granted under the 1990 Plan. The 1990 Plan is administered by a committee of the Board of Directors of the Company, consisting of not less than three "disinterested" directors. Subject to the limitations contained in the 1990 Plan, the Committee has the sole and complete authority to select participants, to grant awards, to determine the terms and conditions of the awards, to interpret the 1990 Plan, and to take all other actions necessary or advisable for the proper administration of the 1990 Plan. Only persons who are officers or full-time employees of the Company are eligible to participate in and receive awards under the 1990 Plan. Neither the members of the Committee nor any member of the Company's Board of Directors who is not also an officer or full-time employee may participate in the 1990 Plan. The purchase price per share, payable by a participant upon the exercise of each option granted under the 1990 Plan is determined by the Committee. However, the exercise price of each non-qualified stock option cannot be less than 85% of the fair market value of the Company's common stock on the date of the grant, and the exercise price of each incentive stock option cannot be less than 100% of such fair market value. The exercise price of any option granted under the 1990 Plan may be paid in cash, or in the discretion of the Committee in shares of common stock, or in any combination thereof.

         Option Grants Table
         -------------------

         The following table summarizes certain information concerning options to purchase shares of common stock granted during fiscal 1995 to each of the named executive officers.

                                                                              OPTION GRANTS IN
                                                                              FISCAL 1995
                                                                              INDIVIDUAL GRANTS

                                        NUMBER OF SECURI-     PERCENT OF TOTAL
                                        TIES UNDERLYING       OPTIONS GRANTED TO
                                        OPTIONS GRANTED (1)   EMPLOYEES IN FISCAL       EXERCISE OR BASE PRICE
            NAME                                              YEAR (2)                  ($/SHARE)                  EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
            Kevin R. McDonnell            20,000                        15.3%                  $3.125              October 31, 2004

            Thomas L. Allen               10,000                         7.6%                  $3.125              December 12, 2004

            Victor L. Peeples             10,000                         7.6%                  $3.125              December 12, 2004

(1) The options described in the table vest at the rate of 25% per year beginning October 31, 1995 for Mr. McDonnell's options and December 12, 1995 for Messrs. Allen's and Peeples' options. The options will also vest immediately in the event of a change-in-control of the Company.

(2) The Company granted stock options for a total of 131,000 shares to all employees during fiscal 1995.


    Aggregated Option Exercises in Fiscal 1995 and Fiscal Year-End Option Values
    ----------------------------------------------------------------------------

         The following table summarizes certain information concerning the number and the fiscal 1995 year-end value of unexercised options held by the named executive officers. The named executive officers did not exercise any options during fiscal 1995.

                                                                       FISCAL 1995 YEAR-END OPTION VALUES

                                                           NUMBER OF                               VALUE OF UNEXERCISED
                                                           SECURITIES                              IN-THE-MONEY OPTIONS
                                                           UNDERLYING                              AT FISCAL YEAR-
                                                           UNEXERCISED                             END(1)
                                                           OPTIONS AT FISCAL
                                                           YEAR-END
------------------------------------------------------------------------------------------------------------------------------------
                  NAME                           EXERCISABLE          UNEXERCISABLE          EXERCISABLE          UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
                  Kevin R. McDonnell              52,000               38,000                $66,836              $39,414

                  Thomas L. Allen                 17,500               17,500                 21,103               16,103

                  Victor L. Peeples               17,500               17,500                 22,703               16,103

                  William G. Kagler              202,000                    0                 86,170                    0

(1) The average of the closing bid and asked prices per share of the common stock on October 27, 1995, the last business day of the Company's 1995 fiscal year, was $3.813 as reported on the Nasdaq Stock Market.

         Long Term Incentive Plan ("LTIP") Awards Table
         ----------------------------------------------

         The following table summarizes certain information regarding each award made to a named executive officer during fiscal 1995 under any LTIP.

                                            LONG-TERM INCENTIVE PLANS - AWARDS IN FISCAL 1995(1)

                                                                              ESTIMATED FUTURE
                                                                              PAYOUTS UNDER
                                                                              NON-STOCK PRICE-
                                                                              BASED PLANS
                                                             ----------------------------------------------------
                               PERFORMANCE OR OTHER
                               PERIOD UNTIL MATURATION OR    THRESHOLD          TARGET               MAXIMUM
  NAME                         PAYOUT                        ($ OR #)           ($ OR #)             ($ OR #)
-----------------------------------------------------------------------------------------------------------------
  Kevin R. McDonnell           3 year period ending                              $20,000
                               October 26, 1997


  Thomas L. Allen              3 year period ending                               20,000
                               October 26, 1997


  Victor L. Peeples            3 year period ending                               20,000
                               October 26, 1977

(1) The Company has adopted a separate long-term incentive compensation plan that could result in cash bonuses being paid to the plan's participants at the end of the Company's 1997 fiscal year. Bonuses will be paid under this plan only if the Company exceeds certain earnings and financial position targets and meets minimum stock price and new franchised unit targets (the "Target Amount"). The total amount of bonuses to be paid, if any, will be equal to a varying percentage of any actual amounts in excess of the Target Amount. The plan's current participants are the following four executive officers: the President and Chief Executive Officer; the Chief Financial Officer; the Corporate Vice President - Marketing; and the Corporate Vice President - Restaurant Operations. The Company has accrued $80,000 under this plan based on fiscal 1995 results, to be divided equally between the four participants. The accrued amount could be increased or decreased based on fiscal 1996 and fiscal 1997 results. There is no maximum limit on amounts that could be paid under this plan.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
------------------------------------------------------------------------
ARRANGEMENTS
------------

         Agreements with Executive Officers
         ----------------------------------

         During fiscal 1995, the Company entered into "Employment Agreements" with Kevin R. McDonnell, its President and Chief Executive Officer, Thomas L. Allen, its Corporate Vice President - Marketing, and Victor L. Peeples, its Corporate Vice President - Restaurant Operations. These Employment Agreements provide that if the officer's employment with the Company is terminated by the Company without cause, including in connection with a change-in-control of the Company, the officer will become entitled to certain severance benefits, including: (i) the continuation of his salary and medical benefits for a period of one year, (ii) a pro-rata share of his annual and long-term bonus, and (iii) the continuation of the term of his stock options for a period of one year. The officer's receipt of these severance benefits is conditioned upon the officer providing the Company with a written general release and reaffirming or entering into certain confidentiality and non-compete covenants. These Employment Agreements expire in June 1997.

         Consulting Agreements with Lambrinides Brothers.
         ------------------------------------------------

         Lambert N. Lambrinides, Christie N. Lambrinides and William N. Lambrinides (the "Lambrinides Brothers") retired as full-time employees of the Company, effective October 30, 1994. The Company and the Lambrinides Brothers have entered into consulting agreements dated August 31, 1994, pursuant to which each of the Lambrinides Brothers will provide consulting and related services to the Company in consideration for an annual consulting fee of $125,000. As part of these consulting services, the Lambrinides Brothers have agreed to assist the Company in maintaining the high quality of the Company's food products, in developing new food products, and in training designated employees of the Company in the preparation of the Company's secret recipe chili. The initial term of the consulting agreements will be for two years beginning October 30, 1994. The consulting agreements may be renewed annually thereafter by mutual agreement of the parties. It is anticipated that the consulting agreements will be renewed for fiscal 1997. The consulting agreements will terminate if there is a change-in-control of the Company. During the term of the consulting agreements, the Company will provide the Lambrinides Brothers with reasonable expense reimbursements and certain insurance and other fringe benefits. During fiscal 1995, the Company paid or reimbursed the Lambrinides Brothers for such items in the following amounts:
Lambert Lambrinides - $9,570; Christie Lambrinides - $4,166; and William Lambrinides - $4,166. The Lambrinides Brothers and their spouses may continue to participate in the Company's health care plan in their capacity as directors. If one of the Lambrinides Brothers dies during the term of the consulting agreement, his annual consulting fee will be continued for a period of six months.

The consulting agreements contain confidentiality and non-compete provisions. The Lambrinides Brothers intend to continue their services as directors of the Company.

         Stock Option Agreements
         -----------------------

         All of the Company's stock option agreements with its officers and employees provide that the options will become 100% vested and exercisable in the event of a change-in-control of the Company.

DIRECTORS COMPENSATION
----------------------

         During fiscal 1995, each member of the Company's Board of Directors who was not also an employee of the Company received an annual fee of $10,000 for serving as a director. In addition, such directors received a fee of $850 for attendance at each Board meeting, and a fee of $750 for attendance at each Board Committee meeting. Directors who were also employees of the Company did not receive any separate fees for serving on the Company's Board or for attending Board or Committee meetings.

RELATED PARTY TRANSACTIONS
--------------------------

         During all or part of the Company's 1994 and 1995 fiscal years, five of the Company's franchised restaurants were owned and operated by corporations or other business entities which are or were owned or partially owned by directors, executive officers, or more than 5% shareholders of the Company, or by members of their immediate families. The Company acquired one of those franchised restaurants in a merger transaction during fiscal 1994 as described below.

         LCW Skyline Co. ("LCW") owned and operated one franchised Skyline Chili Restaurant located in Cincinnati, Ohio, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. LCW is an Ohio corporation, which during most of fiscal 1994 was owned equally by Lambert N. Lambrinides, Christie N. Lambrinides and William N. Lambrinides (the "Shareholders"), each of whom was an executive officer and is a director of the Company, and each of whom beneficially owns more than 5% of the Company's outstanding common stock. On September 20, 1994, the Company and a newly formed, wholly-owned subsidiary of the Company ("Acquisition Co.") entered into an Agreement and Plan of Merger (the "Merger Agreement") with LCW and the Shareholders. The Merger Agreement provided for the acquisition by the Company of 100% of the shares of stock of LCW in exchange for the issuance by the Company to the Shareholders of 231,999 shares of the Company's common stock having an aggregate value of $725,000 (the "Shares"). The Company's acquisition of LCW was accomplished by the reverse merger of Acquisition Co. into LCW, with LCW being the surviving corporation. The merger was completed on October 7, 1994. The shares were valued on that date at $3.125 per share. The value of the merger consideration was determined by negotiations between the

Company's Board of Directors and the Shareholders. The shares acquired by each of the Shareholders were as follows: Lambert N. Lambrinides - 77,333 shares; Christie N. Lambrinides - 77,333 shares; and William N. Lambrinides - 77,333 shares.

         Charis, Inc. owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Charis, Inc. is an Ohio corporation owned by John Lambrinides, who is a son of Lambert N. Lambrinides.

         JoJonco, Inc. owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. JoJonco, Inc. is an Ohio corporation owned by Joseph Lambrinides, who is a son of Lambert N. Lambrinides.

         Kajac, Inc. owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Kajac, Inc. is an Ohio corporation owned by Joseph Lambrinides.

         Ronjo Joint Venture owns and operates one franchised Skyline Chili Restaurant located in Cincinnati, pursuant to the terms and conditions of one of the Company's standard Individual Restaurant Franchise Agreements. Ronjo is an Ohio partnership owned in part by an entity owned by Joseph Lambrinides.

         The Company and Joseph Lambrinides are parties to a Skyline Chili Restaurants Development Option Agreement (the "Option agreement") dated July 30, 1991. The option agreement provides Joseph Lambrinides with the exclusive right to develop up to three Skyline Chili Restaurants as franchises in three locations in and around the greater Cincinnati, Ohio area or to exercise a right of first refusal to develop as a franchise any location that the Company intends to develop as a Skyline Chili Restaurant within the area in and around Cincinnati, Ohio, lying west of interstate 75 and within the interstate 275 beltway. The right of first refusal is for one location only and must be taken in lieu of one of the three identified locations, so that Joseph Lambrinides may develop a maximum of three franchises under the terms of the Option Agreement. The Option Agreement contains a development schedule for the three franchise locations. If Joseph Lambrinides fails to meet the development schedule, his rights under the Option Agreement will terminate. In order to exercise his right to develop a location under the Option Agreement, Joseph Lambrinides is required to enter into one of the Company's standard Individual Restaurant Franchise Agreements for that location. Joseph Lambrinides has exercised his right to develop two locations under the Option Agreement.

         In January 1996, GaBi Enterprises, Ltd., an Ohio limited liability company, owned and managed in part by William G. Kagler, a more than 5% shareholder and former executive officer and director of the Company, purchased one parcel of unimproved real estate (approximately .66 acres) from the Company for a total purchase price of $197,000, its approximate appraised value. The Company and GaBi Enterprises, Ltd. have also entered into one of the Company's standard Individual Restaurant Franchise Agreements, pursuant to which GaBi will construct and operate a franchised Skyline Chili Restaurant on the site purchased from the Company. The Company had purchased the site in May 1995 for $186,000 and had incurred certain additional development costs in the amount of approximately $11,000.

             II.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
                             (ITEM 2 ON PROXY CARD)

         The Audit Committee of the Company's Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditor for fiscal 1996. The Company's Board of Directors has ratified this selection. Ernst & Young LLP has been the Company's independent auditor since fiscal 1984, and the Board believes it desirable and in the best interest of the Company to continue the employment of that firm. Although not required by law, the Board is seeking shareholder ratification of this selection. A representative of Ernst & Young LLP will be present at the 1996 Annual Shareholders Meeting, will be available to answer appropriate questions, and will be given an opportunity to make a statement if he or she desires.

         Authorization by a majority of the votes cast at the Meeting will be required for ratification of this appointment. The Board of Directors recommends a vote "FOR" this proposal.

              III.  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         In order for proposals of shareholders to be considered for inclusion in the Company's Proxy Statement and Proxy Form for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company by October 16, 1996.

                               IV.  OTHER MATTERS

         THE ACCOMPANYING FORM OF PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The expenses of the solicitation of the proxies for the 1996 Annual Meeting of Shareholders, including the cost of preparing, assembling and mailing the Notice, Proxy, Proxy Statement and return envelopes; the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, solicitation may be made in person or by telephone by officers, directors or regular employees of the Company.

         The Board of Directors is not aware of any other matters which may properly be presented for action at the meeting. If, however, other matters are properly presented, the accompanying Proxy will be voted in accordance with the best judgment of the Proxy-holders with respect to such matters.

Cincinnati, Ohio                                   By Order of the Board of
February 13, 1996                                     Directors,

                                                   Kevin R. McDonnell,
                                                      President and
                                                      Chief Executive Officer

                              SKYLINE CHILI, INC.
                             4180 THUNDERBIRD LANE
                             FAIRFIELD, OHIO 45014

      The undersigned hereby appoints KEVIN R. MCDONNELL and LAMBERT N. LAMBRINIDES, and each of them with power of substitution, the proxies of the undersigned to represent and to vote as indicated below, all of the Common Shares of Skyline Chili, Inc. held of record by the undersigned on February 5, 1996, at the Annual Meeting of Shareholders of Skyline Chili, Inc., to be held on March 13, 1996, and at any adjournments thereof, for the following purposes:

(1) The election of the following seven nominees to serve as directors of the Company until the next Annual Meeting of Shareholders: LAMBERT N. LAMBRINIDES, CHRISTIE N. LAMBRINIDES, WILLIAM N. LAMBRINIDES, LAWRENCE R. BURTSCHY, DAVID A. KOHNEN, JOSEPH E. MADIGAN, KEVIN R. MCDONNELL.

     [ ]  FOR all nominees listed (ex-      [ ]  WITHHOLD authority to
     cept as marked to the con-                  vote for all nominees
     trary to the right).                        listed.

     (INSTRUCTIONS:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
     ______________________________________________________________________

(2) Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1996.

           [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

(3) In their discretion, the proxies are authorized to vote on all other matters (none known at the time of the solicitation of this Proxy) which may properly come before the Annual Meeting, or any adjournments thereof.

Either of said proxies, or substitutes, who shall be present and shall act at the Annual Meeting, shall have and may exercise all the powers of said proxies hereunder.
                  Please mark your proxy, sign it and date it,
                and return it promptly in the envelope provided.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INDICATED BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE INDICATED IN THE SPACES PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL PERSONS NAMED AS NOMINEES IN ITEM (1), AND WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED IN ITEM (2). The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Shareholders dated February 13, 1996, the Proxy Statement furnished herewith, and the Company's 1995 Annual Report to Shareholders. Any proxy heretofore given to vote said shares is hereby revoked.


                                                   NUMBER OF SHARES


                                   . . . . . . . . . . . . . . . . .
                                               SIGNATURE

                                   . . . . . . . . . . . . . . . . .
                                                  DATE
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                                   COMPANY'S BOARD OF DIRECTORS.




                                                   NUMBER OF SHARES












                                                   NUMBER OF SHARES